EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, dated March 24, 2020 (the “Schedule 13D”), with respect to the common stock, par value $0.01 per share, of Outlook Therapeutics, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement (this “Agreement”) shall be included as an Exhibit to the Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of March, 2020.

BioLexis Pte. Ltd.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Attorney-in-Fact

Ghiath M. Sukhtian

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Attorney-in-Fact

Arun Kumar Pillai

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Attorney-in-Fact

GMS Ventures and Investments

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Attorney-in-Fact